For Immediate Release                            Rick DeLisi
January 31, 2001          Director, Corporate Communications
Page 1 of 1                                   (703) 650-6019

     Atlantic Coast Airlines Holdings, Inc. Chairman and
            Chief Financial Officer to Present at
      16th Annual Goldman Sachs Air Carrier Conference

Dulles, VA, (January 31, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen and Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Goldman Sachs Air Carrier Conference being held in Miami, Florida. The presentation is scheduled to take place Monday February 5, 2001, at approximately 10:20am.

A  live  webcast of the conference, including  the  Atlantic
Coast  slide presentation is being offered by the  sponsors.
It is accessible through the following web address:

https://www.gs.com/ir/conf/8

Please input the following information to gain access:
USER NAME:     conference/conf8
PASSWORD:      air2001

The webcast will be available for replay until 5pm Friday, February 9, 2001.

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 105 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic Coast employs over 3,200 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

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